Exhibit 10.3
FIRST AMENDMENT TO
2011 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT TO 2011 EQUITY INCENTIVE PLAN (this “First Amendment”) is effective as of September 22, 2016.
WHEREAS, the Board of Directors and stockholders of DuPont Fabros Technology, Inc. (the “Company”) adopted the 2011 Equity Incentive Plan (the “Plan”) on May 25, 2011; and
WHEREAS, pursuant to Section 5.3 of the Plan, the Board of Directors (the “Board”) of the Company adopted the following amendment to the Plan, and the Board did not condition the effectiveness of such amendment on the approval of the Company’s stockholders, and approval of such amendment by the Company’s stockholders is not required by Applicable Laws or by the applicable rules of any Stock Exchange on which the Stock is listed (as such terms are defined in the Plan).

1.	The seventh sentence of Section 19.3 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares of Stock pursuant to such Award, as applicable, cannot exceed such number of shares of Stock having a Fair Market Value equal to the maximum statutory tax rates in a Grantee’s applicable jurisdictions.

2.	Unless specifically modified herein, all other terms and conditions of the Plan shall remain in effect.